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                                                                  Exhibit 10.11

                            ASSET PURCHASE AGREEMENT

         Asset Purchase Agreement ("Agreement") dated as of December __, 1999, by and among Media 100 Inc., a Delaware corporation ("Parent"); Winchester Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"); Wired Incorporated, a California corporation (the "Corporation"); Wired, a California general partnership (the "Partnership"), and the general partners of the Partnership listed on the signature page hereto (each a "Partner" and, collectively, the "Partners"). Certain other capitalized terms used in this Agreement are defined in Exhibit B.

         As used in this Agreement, the term "Companies" includes both the Corporation and the Partnership collectively and the term "Company" includes both of the Corporation or Partnership individually.

                                    RECITALS

         The parties desire that Purchaser acquire substantially all of the assets of the Companies (the "Acquisition") in accordance with this Agreement and the General Corporation Law of the State of California (the "CGCL") and the Delaware General Corporation Law (the "DGCL").

                                    AGREEMENT

         The parties to this Agreement agree as follows:

1.       PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING.

         1.1      SALE OF ASSETS.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing, the Companies shall sell, transfer, convey, assign and deliver to Purchaser and Purchaser shall purchase, acquire and accept:

                          (i)  from the Partnership the  Partnership Assets; and

                          (ii) from the Corporation the Corporation Assets.

                  (b) It is the intention of the parties that this Agreement shall not constitute an assignment or attempted assignment of any lease, license, commitment or other contract or agreement if any such assignment or attempted assignment would constitute a breach or violation thereof; it being understood, however, that the preceding does not relieve any party from any liability to Purchaser that a party would otherwise have hereunder by reason of a breach of representations, warranties, covenants or conditions resulting from the failure of the Companies to transfer such lease, license, commitment or other contract or agreement to the Purchaser.


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         1.2      PURCHASE PRICE.

                  (a) As consideration for the sale of the Purchased Assets to Purchaser, at the Closing:

                           (i) Purchaser shall pay to Companies the amounts set
forth on Exhibit A, which terms and conditions are hereby incorporated herein by reference.

                           (ii)     assume the Assumed Liabilities.

                  (b) Following the Closing, Purchaser shall pay to the Companies the amounts set forth on Exhibit A as post-closing payments on the dates specified in such Exhibit and subject to the conditions set forth in such Exhibit, which terms and conditions are hereby incorporated herein by reference

         1.3      CLOSING; CLOSING DATE.

                  (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lucash, Gesmer & Updegrove, LLP, 40 Broad Street, Boston, Massachusetts 02109 at 10:00 a.m. on December 20, 1999, or at such other time and date during the period from December 20, 1999 through December 31, 1999 as Purchaser and the Companies may mutually agree (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date").

                  (b)      At the Closing:

                           (i)      the  Companies  shall  execute and  deliver
to Purchaser such a bill of sale in the form of Exhibit A and such other bills of sale, endorsements, assignments and other documents and records as may (in the reasonable judgment of Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to Purchaser good, valid and marketable title to the Purchased Assets free of any Encumbrances;

                           (ii) the Companies will assign and Purchaser will
assume the contracts listed on Exhibit F ("List of Assumed Contracts"), subject to Purchaser's review and acceptance of such contract, (each an "Assumed Contract" and collectively the "Assumed Contracts"); Company shall assume the Assumed Contracts and assume the Assumed Liabilities under the Assumed Contracts by delivering to Purchaser an Assumption Agreement in substantially the form of Exhibit H; and

                           (iii) The President and Secretary of Company and each
of the Partners shall execute and deliver to Purchaser a certificate (the "Closing Certificate") setting forth their respective representations and warranties that (a) each of the representations and warranties made by the Companies in this Agreement was accurate in all respects as of the date of this Agreement, (b) each of the representations and



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warranties made by the Companies in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (c) each of the covenants and obligations that the Companies are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (d) each of the conditions set forth in Section 5 has been satisfied in all respects.

                  (c) On the later of (i) January 3, 2000 or (ii) the Closing, and conditional on the Closing occurring, Purchaser shall pay the Purchase Price (described in Exhibit A) to the Corporation and the Partnership due on such date, and make such other payment of the Purchase Price as are required under the terms and condition of such Exhibit.

         1.4 TAXES. Purchaser shall bear and pay, and shall reimburse the Companies for any local or state sales and use taxes incurred that may become payable as a result of the sale of the Purchased Assets to Purchaser hereunder that, under applicable law, is the responsibility of Purchaser. Purchaser and the Companies each agree to use best efforts to minimize all such taxes. The Companies will be responsible for all taxes associated with operation of Company at any time and any income or similar taxes incurred by the Companies as a result of the sale of the Purchased Assets and the payments by Purchaser hereunder.

         1.5      TAX ALLOCATION; FURTHER ASSURANCES; CHANGE OF NAME; MAIL.

                  (a) The consideration referred to in Section 1.2 is to be allocated among the Purchased Assets as specified on Exhibit A. This allocation shall be conclusive and binding upon Purchaser and the Companies for all purposes, and neither Purchaser nor the Companies shall file any tax return or other document with, or make any statement or declaration to, any state or federal taxing authority that is inconsistent with such allocation. Notwithstanding the foregoing, the Purchaser may not so allocate consideration payable to the Partnership to assets acquired from the Corporation, nor allocate consideration payable to the Corporation to assets acquired from the Partnership.

                  (b) After the Closing, the Companies shall from time to time, at the request of Purchaser and without further cost or expense to Purchaser, execute and deliver such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Purchaser good and marketable title to the Purchased Assets hereunder.

                  (c) The Corporation will amend its Charter on the Closing Date so as to change its name to "Wired Liquidating Corp." and the Partnership will change its name to "Wired Liquidating Partnership" and each will file as promptly as practicable after the Closing, in all jurisdictions in which it is qualified to do business, any documents necessary to reflect such change in its corporate name or to terminate its qualification therein. In connection with enabling Purchaser, at or as soon as practicable after the



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Closing, to be named "Wired Incorporated", the Companies will, at or prior to the Closing, execute and deliver to Purchaser all consents related to such change of name as may be reasonably requested by Purchaser, and will otherwise reasonably cooperate with Purchaser.

                  (d) Following the Closing, Purchaser may receive and open all mail addressed to the Companies and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the business, assets or properties of the Companies sold to Purchaser and any of the obligations or liabilities assumed by Purchaser pursuant to this Agreement.

         1.6 NO OTHER LIABILITIES. Purchaser shall not assume or be responsible for or liable to any Person or Entity for any Liabilities of Corporation, the Partnership or the Partners whatsoever, other than the Assumed Liabilities in the event the Closing occurs.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Companies and each of the Partners represents and warrants, jointly and severally, to and for the benefit of the Indemnitees, and except as set forth on the Disclosure Schedule attached hereto, as follows:

         2.1      DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                  (a) (i) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; (B) to own and use its assets in the manner in which its assets are currently owned and used; and
(C) to perform its obligations under all Company Contracts.

                  (ii) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Wired Incorporated".

                  (b) (i) The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; (B) to own and use its assets in the manner in which its assets are currently owned and used; and (C) to perform its obligations under all Partnership Contracts.

                  (ii) The Partnership has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Wired".

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                  (c) Neither Companies is nor has it been required to be
qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part
2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Companies. The Companies are in good standing as a foreign corporation or entities in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

                  (b) Neither the Company nor the Partnership owns any controlling interest in any Entity and neither the Company nor the Partnership has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. Neither the Partnership nor the Company has agreed and neither is obligated to make any future investment in or capital contribution to any Entity.

         2.2 CHARTER AND BYLAWS; RECORDS. (a) The Companies have delivered to Purchaser accurate and complete copies of: (1) the Company's respective Charter and bylaws, including all amendments thereto; (2) the stock and other equity membership records of the Companies; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Companies, the board of directors of the Company and all committees of the board of directors of the Company.

                  (b) There has not been any violation of any of the provisions of the Corporation's Certificate of Incorporation or bylaws, or the Partnership's partnership agreement and neither Company has not taken any action that is inconsistent in any respect with any resolution adopted by the Company's shareholders, the Company's board of directors, any committee of the Company's board of directors or the Partners, except any such violation or action which would not have a Material Adverse Effect on the Purchaser's ownership or enjoyment of Purchased Assets.

                  (c) The books of account, stock records, minute books and other records of the Companies are accurate, up-to-date and complete in all respects, and have been maintained in accordance with prudent business practices.

         2.3      CAPITALIZATION, ETC.

                  (a) The Partnership is the only stockholder of the Corporation, and no other Person otherwise holds a equity interest in the Corporation.

                  (b) The Partners are the only partners of the Partnership, and no other Person holds a partnership interest in the Partnership.

         2.3      FINANCIAL STATEMENTS.

                  (a) The Corporation has delivered to Purchaser the following financial statements and notes (collectively, the "Corporation Financial Statements"):

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                      (i) The unaudited balance sheets of the Corporation as of
September 30, 1999 and September 30, 1998 and the related unaudited income statements for the year then ended; and

                      (ii) the unaudited balance sheet of the Corporation (the "Interim Balance Sheet") as of November 30, 1999 (the "Statement Date"), and the related unaudited income statement of the Corporation for the period then ended.

                      (b) The Corporation Financial Statements are each (i) in accordance with the books and records of the Corporation, (ii) accurate and complete in all material respects and present fairly the financial position of the Corporation as of the respective dates thereof and the results of operations of the Corporation for the periods covered thereby and (iii) prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered. The Corporation Financial Statements are
(i) in accordance with the books and records of the Corporation and (ii) accurate and complete in all material respects and present fairly the financial position of the Corporation as of the respective dates thereof and the results of operations of the Corporation for the periods covered thereby.

         2.5      ABSENCE OF CHANGES.  Since the Statement Date:

                  (a) there has not been any adverse change in the Companys' business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Companies, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Companies;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Companys' assets (whether or not covered by insurance);

                  (c) the Companies have not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or partnership interest, and have not repurchased, redeemed or otherwise reacquired any shares of capital stock, partnership interest or other securities;

                  (d) there has been no amendment to the Companys' Charter or bylaws or partnership agreement, and neither Company has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e) neither Company has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Companies since the Statement Date, exceeds $25,000;

                  (f) neither Company has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a


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Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

                  (g) except in the ordinary course of business and consistent with the past practices, neither Company has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
(iii) waived or relinquished any right;

                  (h) neither Company has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness which is material in amount;

                  (i) neither the Company has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the past practices;

                  (j) neither Company has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money other than in the ordinary course of business, consistent with past practice;

                  (k) neither Company has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                  (l) neither Company has changed any of its methods of accounting or accounting practices in any respect;

                  (m)      neither Company has made any Tax election;

                  (n) neither Company has commenced or settled any Legal Proceeding;

                  (o) neither Company has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (p) neither Company has agreed or committed to take any of the actions referred to in clauses (c) through (o) above.

         2.6      TITLE TO ASSETS.

                  (a) Each Company owns, and has good, valid and marketable title to, all of the Purchased Assets, free and clear of any lien or encumbrance, except where any



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such defect or encumbrance would not have a Material Adverse Effect on the
Purchaser's ownership or enjoyment of the Purchased Assets.

                  (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of each Company and that are being leased or licensed to the Company.

                  (c) Each Company has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Purchaser, and upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire, good, valid and marketable title to, the Purchased Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered to Purchaser by the Companies at the Closing will be valid and binding obligations of the Companies and the Selling Partners, enforceable in accordance with their terms, and will effectively vest in Purchaser good, valid and marketable title to all the Purchased Assets.

         2.7      BANK ACCOUNTS; RECEIVABLES.

                  (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Companies at any bank or other financial institution.

                  (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Companies as of the Statement Date. All existing accounts receivable of the Companies (including those accounts receivable reflected on the respective Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Statement Date and have not yet been collected) (i) represent valid obligations of customers of the Companies arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate).

         2.8      EQUIPMENT; LEASEHOLD.

                  (a) All material items of equipment and other tangible assets owned by or leased to the Companies are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Companys' business in the manner in which such business is currently being conducted.

                  (b) Neither Company owns any real property or any interest in real property, except for the leasehold interests identified in Part 2.10 of the Disclosure Schedule.


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         2.9      PROPRIETARY ASSETS.

                  (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company's Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all unregistered trademarks, service marks and copyrighted materials owned by each Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to each Company by any Person (except for any Proprietary Asset that is licensed to a Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Each Company has good, valid and marketable title to all of the Proprietary Assets, other than those identified in Part 2.9(a)(iii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Neither Company is obligated to make any payment to any Person (other than the other Company) for the use of any Company Proprietary Asset. Neither Company has developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights, except for limited and non-exclusive licenses given to customers in the ordinary course of business.

                  (b) Each Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Proprietary Assets (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets. Neither Company has (other than pursuant to license agreements or nondisclosure agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset.

                  (c) To the best of the Partners' knowledge, the manufacture, use, sale or other disposition of the Company's products will not infringe the patents of any other Person. None of the Company Proprietary Assets is infringing, or at any time has infringed, on any other Intellectual Property rights of any other Person. Neither Company has at any time received any notice or other written communication of any actual or alleged infringement of any Intellectual Property Rights of any other Person by any of the Proprietary Assets. The Company has not misappropriated any trade secrets of any other Person. To the best of the Partners' knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset.


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                  (d) (i) Each Proprietary Asset conforms in all material
respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim.

                  (e) The Proprietary Assets constitute all the Proprietary Assets necessary to enable the Companies to conduct its business in the manner in which such business has been and is being conducted. (i) The Companies have not licensed any of the Proprietary Assets to any Person on an exclusive basis, and (ii) the Companies have not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f) (i) All current and former employees of the Companies have executed and delivered to the Companies an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Purchaser, and (ii) all current and former consultants and independent contractors to the Companies have executed and delivered to the Companies an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Purchaser.

         2.10     CONTRACTS.

                  (a)      Part 2.10 of the Disclosure Schedule identifies:

                           (i)      each Company Contract relating to the
employment of, or the performance of services by, any employee, consultant or independent contractor;

                           (ii)     each Company Contract relating to the
acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                           (iii)    each Company Contract imposing any
restriction on either Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                           (iv) each Company Contract creating or involving any
agency relationship, distribution arrangement or franchise relationship;

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                           (v)   each Company Contract relating to the
acquisition, issuance or transfer of any securities;

                           (vi)  each Company Contract relating to the creation
of any Encumbrance with respect to any asset of the Company;

                           (vii)  each Company Contract involving or
incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                           (viii)  each Company Contract creating or relating to
any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (ix)    each  Company  Contract  relating to the
purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                           (x)     each Company Contract constituting or
relating to a Government Contract or Government Bid;

                           (xi) any other Company Contract that was entered into
outside the ordinary course of business or was inconsistent with the Company's past practices;

                           (xii)    any other Company Contract that has a term
of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                           (xiii)   any other Company  Contract that
contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

                  (b) The Companies have delivered to Purchaser accurate and complete copies of all written Materials Contracts, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract is valid and in full force and effect, and, to the best of the knowledge of the Companies, is enforceable by the Companies in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 2.10 of the Disclosure
Schedule:

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

                      (i) neither Company has violated or breached, or committed any default under, any Material Contract, and, to the best of the knowledge of the Companies, no other Person has violated or breached, or committed any default under, any Material Contract;

                      (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or
(D) give any Person the right to cancel, terminate or modify any Material Contract;

                      (iii) within the two years before the Closing, neither Company has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

                      (iv) neither Company has waived any of its material rights under any Material Contract.

                  (d) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to either Company under any Material Contract or any other material term or provision of any Material Contract.

                  (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Companies to conduct their business in the manner in which its business is currently being conducted.

         2.11 LIABILITIES. Neither Company has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified as such in the "liabilities" column of the respective Interim Balance Sheet; (b) accounts payable, accrued salaries or other liabilities that have been incurred by the Company since the Statement Date in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Material Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Material Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each Company is, and has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Since inception, neither Company has

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received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13     GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure
Schedule identifies each material Governmental Authorization held by each Company, and the Companies have delivered to Purchaser accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Companies to conduct its business in the manner in which its business is currently being conducted. The Companies are, and at all times since inception have been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since inception, neither Company has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14     TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of either Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Companies have delivered to Purchaser accurate and complete copies of all Company Returns for fiscal years from 1994.

                  (b) The Company and Partnership Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof, except for any Taxes due for the tax period ending September 30, 1999. The Companies will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the Statement Date through the Closing Date, and the Companies will disclose the dollar amount of such reserves to Purchaser on or prior to the Closing Date.

                  (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. The Companies have delivered to Purchaser accurate and complete copies of all audit reports and similar documents (to which the Companies has access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Companies or any other Person), and no such extension or waiver has been requested from the Companies.

                  (d) No claim or Proceeding is pending or has been threatened against or with respect to the Companies in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Companies with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Companies and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Companies except liens for current Taxes yet due and payable. The Companies have not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Companies have not been, and the Companies will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Companies that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Companies are not, and have never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Companies for the benefit of any employee of the Companies ("Employee"), except for Plans which would not require the Companies to make payments or provide benefits having a value in excess of $10,000 in the aggregate.

                  (b) The Companies do not maintain, sponsor or contribute to, and, to the best of the knowledge of the Companies, have not at any time in the past maintained, sponsored or contributed to, any employee pension or welfare benefit plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

                  (c) Part 2.15(k) of the Disclosure Schedule contains a list of all salaried employees of the Companies as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Companies are not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Companys' employees are "at will" employees.

                  (d) Part 2.15(l) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                  (e) The Companies are in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (f) The Companies have no reason to believe that the consummation of the Acquisition or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the Company's labor relations. To the Companys' knowledge, none of the Companys' employees intends to terminate his or her employment with the Companies.

         2.16 ENVIRONMENTAL MATTERS. The Companies are in compliance in all respects with all applicable Environmental Laws.

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Companies. No claims have ever been made thereunder Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since inception, neither Company has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy

         2.18     RELATED PARTY TRANSACTIONS.

                  (a) No Related Party has any direct or indirect interest in any material asset used in the business of the Companies;

                  (b) no Related Party is indebted to the Companies;

                  (c) no Related Party has entered into, or has had any direct or indirect financial interest in any Material Contract or other business dealing involving the Companies;

                  (d) no Related Party is competing with the Companies; and

                  (e) no Related Party has any claim or right against the Companies (other than rights to receive compensation for services performed as an employee).

(For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Partners; (ii) each individual who is a director or officer of the Corporation; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Partnership or the Corporation) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a controlling voting, proprietary or equity interest.

         2.19     LEGAL PROCEEDINGS; ORDERS.

                  (a) There is no pending Legal Proceeding, and (to the best of the knowledge of the Companies) no Person has threatened to commence any Legal
Proceeding: (i) that involves the Companies or any of the Purchased Assets; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Companies, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) There is no order, writ, injunction, judgment or decree to which the Companies, or any of the Purchased Assets, is subject. None of the Partners is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Companies. To the best of the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Companies have the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Companies of this Agreement have been duly authorized by all necessary action on the part of the Companies and their board of directors or partners. This Agreement constitutes the legal, valid and binding obligation of the Companies, enforceable against them in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any other agreement to which Companies are or will be a party that are required to be executed pursuant to this Agreement ("Company Ancillary Agreement"), nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of either Company's Charter or bylaws or partnership agreement then in effect, or (ii) any resolution adopted by the Company's shareholders, or partners or the Company's board of directors or any committee of the Company's board of directors then in effect;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which either Company, or any of the assets owned or used by the Companies, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by either Company or that otherwise relates to either Company's business or to any of the assets owned or used by either Company if such action would have a Material Adverse Effect;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract if such action would have a Material Adverse Effect; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by either Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Companies).

The Companies are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any Company Ancillary Agreement, or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

         2.22 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and the Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

3.       REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.

                  Parent and Purchaser jointly and severally represent and warrant to the Company and the Partners as follows:

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Purchaser have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Purchaser of this Agreement have been duly authorized by all necessary action on the part of Parent and Purchaser and their respective boards of directors. No vote of Parent's shareholders is needed to approve the Acquisition. This Agreement constitutes the legal, valid and binding obligation of Parent and Purchaser, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.2 ORGANIZATION AND STANDING. Each of the Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results in operations of Parent or Purchaser.

         3.3      AUTHORITY, APPROVAL AND ENFORCEABILITY.

                  (a) The execution and delivery by each of Parent and Purchaser, as the case may be, of this Agreement does not, and the performance and consummation of the transactions contemplated by this Agreement will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any terms or provisions of its (i) Certificate of Incorporation or Bylaws then in effect, as the case may be, (ii) to the best of Parent's knowledge, any statute, rule, regulation or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to them, or (iii) any material agreement, lease or other instrument to which its is a party or to which it or any of its assets may be bound and which has been filed as an exhibit to any of the registration statements or reports filed with the SEC by Parent.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser of the transactions contemplated hereby or thereby.

                  (c) This Agreement is a legal, valid and binding obligation of Parent and/or Purchaser, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

         3.4 COMPLIANCE WITH OTHER INSTRUMENTS. Neither Parent nor Purchaser is in violation of any term of its Certificate of Incorporation or Bylaws, or in any material respect of any agreement which has been filed as an exhibit to any registration statements or reports filed with the SEC by Parent, and to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to it. To the best of Parent's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Parent or Purchaser or their respective properties or assets. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Purchaser or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Parent or Purchaser is a party or by which Parent or Purchaser or their respective properties or assets may be bound or affected and which has been or will be filed as an exhibit to any registration statement or report filed with the SEC by Parent.

         3.5      PARENT STOCK OPTION PLAN. Parent's Key Employee Incentive Plan
(1992), under which certain Employees who accept employment with Parent or Purchaser may be issued stock options, has been duly authorized and adopted by all necessary action on the part of Parent's board of directors and Partners and the securities of Parent reserved for issuance thereunder have been duly registered or qualified for issuance in accordance with all applicable federal and state securities laws (or available exemptions therefrom) and will be issued in compliance with all applicable federal and state securities laws (or available exemption therefrom).

4.       CERTAIN COVENANTS OF THE COMPANY AND PARENT

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Purchaser and Purchaser's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Purchaser and Purchaser's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Purchaser may reasonably request.

         4.2 OPERATION OF THE COMPANY'S BUSINESS. Unless permitted by Purchaser, during the Pre-Closing Period:

                  (a) each Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                  (b) each Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

                  (c) each Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule or procure substantial similar policies;

                  (d) each Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Purchaser concerning the status of the Company's business;

                  (e) neither Company shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or partnership interest, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock, partnership interest or other securities;

                  (f) neither Company shall sell, issue or authorize the issuance of (i) any capital stock, partnership interest or other security, (ii) any option or right to acquire any capital stock, partnership interest or other security, or (iii) any instrument convertible into or exchangeable for any capital stock, partnership interest or other security;

                  (g) neither Company shall amend the Company's Certificate of Incorporation or bylaws or partnership agreement, or become a party to any Acquisition Transaction;

                  (h) neither Company shall form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (i) neither Company shall make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Companies during the Pre-Closing Period, do not on average exceed $20,000 per month;

                  (j) neither Company shall (i) enter into, or permit any of the material assets owned or used by it to become bound by, any Encumbrance, or
(ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

                  (k) except in the ordinary course of its business, neither Company shall: (1) (i) acquire, lease or license any right or other asset from any other Person (except as otherwise required under this Agreement), (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts or (2) enter into any transaction material to the business or the Purchased Assets;

                  (l) neither Company shall (i) lend money to any Person (except that the Companies may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

                  (m) neither Company shall (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;

                  (n) neither Company shall change any of its methods of accounting or accounting practices in any material respect;

                  (o) neither Company shall make any Tax election;

                  (p) neither Company shall commence or settle any material Legal Proceeding;

                  (q) neither Company shall agree or commit to take any of the actions described in clauses "(e)" through "(p)" above.

         4.3 NOTIFICATION. During the Pre-Closing Period, the Companies shall promptly notify Purchaser in writing of:

                  (a) the discovery by the Companies of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or a breach of any representation or warranty made by the Companies or the Partners in this Agreement;

                  (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or a breach of any representation or warranty made by the Companies or the Partners in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

                  (c) any breach of any covenant or obligation of the Companies or the Partners;

                  (d) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 5 or
Section 6 impossible or unlikely; and

                  (e) any material change in the business, financial condition, properties or prospects of the Companies or the Partners.

         4.4 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Acquisition and the other transactions contemplated by this Agreement, (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Acquisition and the other transactions contemplated by this Agreement, (c) in the case of the Company, use commercially reasonable efforts to otherwise satisfy the conditions specified in Section 6 of this Agreement, and (d) in the case of the Parent and Purchaser, use commercially reasonable efforts to otherwise satisfy the conditions specified in Section 5 of this Agreement. Each party shall (upon request) promptly deliver to Purchaser the other a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

         4.5 PROPRIETARY INFORMATION AGREEMENTS. At or prior to the Closing, each of the Employees shall execute and deliver to the Company and Purchaser a Proprietary Information Agreement in the Company's standard form.

         4.6 PUBLIC ANNOUNCEMENTS. During the Pre-Closing period, (a) neither party shall issue any press release or make any public statement regarding this Acquisition or the Agreement, or any of the other transactions contemplated by this Agreement without the prior written consent of the other.

         4.7 GRANT OF OPTIONS. As soon as reasonably practicable after the effective time of the Acquisition, anticipated to be no earlier than January 30, 2000, Parent shall, subject to approval of its board of directors, grant options to purchase an aggregate of 100,000 shares of common stock of Parent under Parent's Key Employee Incentive Plan (1992) to those employees of the Company that accept employment with Parent or Purchaser.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER

         The obligations of Parent and Purchaser to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         5.3 SHAREHOLDER APPROVAL. The principal terms of the Acquisition shall have been duly approved by the unanimous vote of the shares of Corporation capital stock entitled to vote with respect thereto and all partners of the Partnership.

         5.4 CONSENTS. All Consents required to be obtained in connection with the Acquisition and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         5.5 AGREEMENTS AND DOCUMENTS. Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) any bills of sale, endorsements and assignments in form acceptable to Purchaser transferring title to the Purchased Assets to Purchaser;

                  (b) such other documents evidencing the transfer of the Purchased Assets to Purchaser as are reasonably requested by Purchaser;

                  (c) evidence that any notices or filings required to have been given to or made in connection with the transactions contemplated by this Agreement have been given and made and that all Consents required to have been obtained in connection with such transactions have been obtained; and

                  (d) such other documents as Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Companies or the Partners, (ii) evidencing the compliance by Companies or the Partners with, or the performance by Companies or the Partners of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this

Section 7, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

                  (e) Proprietary Information Agreements in the form attached hereto as Exhibit I-1, executed by the Employees;

                  (f) Noncompetition  Agreement in the form attached hereto as
Exhibit I-2, executed by each of Michael Whittingham, Mark Bain and Thomas Burke (collectively, the "Partners");

                  (g) a legal opinion of Baker & McKenzie dated as of the Closing Date, in the form of Exhibit J; and

                  (h) a certificate executed by the Company stating that the conditions set forth in this Section 5 have been duly satisfied in all material respects (the "Closing Certificate")

         5.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Acquisition by any governmental entity which would (i) make the consummation of the Acquisition illegal; (ii) prohibit Purchaser's, Parent's or the Company's ownership or operation of all or a material portion of the business or assets of Purchaser, Parent or the Company, or compel Purchaser, Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company, Purchaser or Parent as a result of the Acquisition or (iii) render Parent, Purchaser or the Company unable to consummate the Acquisition, except for any waiting provisions.

         5.7 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Acquisition or seeking to prohibit or limit the exercise by Purchaser or Parent of any material right pertaining to its ownership of Purchased Assets.

         5.8 DUE DILIGENCE. Purchaser and Parent shall have completed business, technical, legal and financial due diligence on the Company and its products and the results of such due diligence shall be acceptable to Parent and Purchaser.

         5.9 INTELLECTUAL PROPERTY ASSIGNMENTS. All current and former employees, consultants and independent contractors of the Company identified by Purchaser prior to the Closing Date (including those involved in the creation or development of intellectual property) to assign to Purchaser all rights to intellectual property related to the

Company's business if such intellectual property rights were not previously assigned to the Company to Purchaser's satisfaction.

         5.10     EMPLOYEES.

                  (a) Each of the Partners shall have agreed to become a full-time employee of the Purchaser or Parent.

                  (b) The number of persons employed by the Company at the Closing Date shall not exceed 10.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES

         The obligations of the Companies to sell and transfer the Purchased Assets and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Purchaser are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

7.       TERMINATION

         7.1      TERMINATION EVENTS.

                           (a)      This Agreement may be terminated prior to
the Closing:

                           (1)      by Parent or Purchaser if:

                                    (a)     Parent or Purchaser  reasonably
determines that the timely satisfaction of any condition set forth in Section 5 has become impossible (other than as a result of any failure on the part of Parent or Purchaser to comply with or perform any covenant or obligation of Parent or Purchaser set forth in this Agreement); or

                                    (b)     the Closing has not taken place on
or before December 31, 1999 (other than as a result of any failure on the part of Parent or Purchaser to comply with or perform any covenant or obligation of Parent or Purchaser set forth in this Agreement); or

                                    (c) any of the Partners ceases to be
employed full-time by the Companies.

                           (2)      by either of the Companies if:

                                    (a)     the Company reasonably  determines
that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or Purchaser), or

                                    (b)     the Closing has not taken  place on
or before December 31, 1999 (other than as a result of the failure on the part of the Company or any of the Partners or Shareholders to comply with or perform any covenant or obligation set forth in this Agreement).

                  (b) This Agreement may be terminated by the mutual consent of Parent, Purchaser and the Company and the Partners.

         7.2 TERMINATION PROCEDURES. If Parent or Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Parent or Purchaser shall deliver to the Company a written notice stating that Parent or Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Parent or Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), the Company shall deliver to Parent and Purchaser a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.1, all representations and warranties of the parties hereto shall expire and all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the Parties shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9.6; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 4.7.

8.       INDEMNIFICATION, ETC.

         8.1      SURVIVAL OF REPRESENTATIONS, ETC.

                  (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representation and warranties set forth in the Closing Certificate) (as modified by the Disclosure Schedule) shall survive the Closing for a period of two years from the execution of this Agreement, except a representation or warranty which shall prove to be untrue due to the fraud of either Company or any Partner, in which case it shall survive until the expiration of the applicable statute of limitations with respect to the subject matter thereof. All representations and warranties made by Parent and Purchaser shall terminate and expire as of the Closing Date, but any liability of Parent or Purchaser with respect to any breach of such representations and warranties shall survive the Closing for a period of two years from the execution of this Agreement.

                  (b) The representations, warranties, covenants and obligations of the Company and the Partners, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any investigation made by any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to limit the corresponding representation and warranty made by the Company in this Agreement.

         8.2 NOTICE OF BREACH AND OPPORTUNITY TO CURE. If Purchaser or Parent reasonably determines that any representation, warranty, covenant or obligation of the Company, the Partnership or the Partners has been or will be breached, Purchaser and Parent shall (a) give the Agent specified in Section 9.1 written notice of breach; (b) request from the Company or the Partnership remedial action to cure such breach; and (c) use commercially reasonable efforts to assist the Company or the Partnership, at their sole expense, to cure any such breach, provided that the failure to do so shall not limit Company's or the Partners obligation under Section 8.3.

         8.3      INDEMNIFICATION BY COMPANY AND PARTNERS.

                  (a) The Company and the Partners, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any monetary Damages actually incurred by any of the Indemnitees (regardless of whether or not such Damages relate to any third-party claim) as the result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2; or (ii) any breach of any covenant or obligation of the Company or the Partners set forth herein (including the covenants set forth in Section 4).

                  (b) The Company and the Partners acknowledge and agree that, if the Purchaser incurs any Damages specified in Section 8.2(a), above, then (without limiting any of the rights of the Purchaser as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Purchaser, to have incurred such Damages.

         8.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Purchaser, against Parent or against any other Person) with respect to which the Company or the Partners may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 8, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                  (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Parent;

                  (b) the Company and each Partner shall make available to Parent any documents and materials in its or his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                  (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Agent (as defined in Section 9.1); provided, however, that such consent shall not be unreasonably withheld.

                  Parent shall give the Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Purchaser; provided, however, that any failure on the part of Parent to so notify the Agent shall not limit any of the obligations of the Partners under this Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         8.5 OFFSET AGAINST UNPAID AMOUNTS. IWithout limiting such other rights as Parent and Purchaser may have, if, prior to the time that any payment of the purchase price is to be delivered, (a) Parent or Purchaser has notified the Agent specified in Section 9.1 of a breach of any representation, warranty, covenant or obligation of Company or the Partners contained in this Agreement, and (b) neither the Company nor the Partners have cured the breach, Parent or Purchaser in its sole discretion may, by further written notice to the Agent, deduct from the amount of such payment otherwise deliverable an amount equal to the Damages actually incurred as a result of such breach. If upon receipt of such notice, the Agent disagrees with the Parent's or the Purchaser's notice of breach, Parent and Purchaser shall pay the amount otherwise deliverable to the Company or the Partnership irrevocably into an escrow account, to be released upon receipt of joint instructions from all parties or of a judicial or arbitral award.

         8.6 TREATMENT AS ADJUSTMENT OF PURCHASE PRICE. Any final indemnity payment made by a party hereunder shall be treated as an adjustment of the purchase price.

         8.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT OR PURCHASER. No Indemnitee (other than Parent or Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent or Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         8.8 LIMITATIONS. Notwithstanding any other provision in this Agreement, the Parent, the Purchaser and all other Indemnitees hereby acknowledge and agree that:

                  (a) the total aggregate liability of the Company, the Partnership and the Partners under all provision of this Agreement other than
Section 8.9 shall not exceed the amount actually received by them from the Parent or the Purchaser as consideration for the Purchased Assets; provided that
(1) the amount actually received shall not include the value of the stock options granted to the Partners or to other employees or the shares acquired upon exercise of such stock options; and (2) this limitation shall not affect the offset rights of the Parent and the Purchaser under Section 8.5; and

                  (b) the consideration payable by the Parent and the Purchaser for the Purchased Assets was determined solely on the basis of expected future revenues and earnings from the business of the Company and the Partnership and not on the value of any particular Asset or past financial results.

                  (c) any damage claim for breach of any representation, warranty, covenant or obligation shall be time-barred, unless the Agent (or the Companies or the Partners) have been notified of such breach within one year from the date on which the Parent or the Purchaser acquired actual knowledge of such breach.

         8.9 INDEMNIFICATION FOR LIABILITIES NOT ASSUMED LIABILITIES. Notwithstanding any other provision in this Agreement, the Companies and the Partners, jointly and severally, shall defend, hold harmless and indemnify each of the Indemnitees from and against, any Liability of either Company or the Partners asserted against any Indemnitee, other than the Assumed Liabilities. For the avoidance of doubt, the obligation of the Companies and the Partners under this Agreement shall not be limited by the provisions of Section 8.1-8.8, or otherwise limited in time or amount; provided only that any claim for indemnification shall be time-barred, unless the Agent (or the Companies or the Partners) have been notified of such claim within one year from the date on which the Parent or the Purchaser acquired actual knowledge of such claim.

9.       MISCELLANEOUS PROVISIONS

         9.1 AGENT. By their approval of this Agreement at a Partners Meeting or by written consent, the Partners will thereby irrevocably appoint Thomas Burke as their agent for purposes of Section 8 (the "Agent"), and Mr. Burke hereby accepts his appointment as the Agent for purposes of Section 8. Parent shall be entitled to deal exclusively with the Agent on all matters relating to Section 8, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Partner by the Agent, and on any other action taken or purported to be taken on behalf of any Partner by the Agent, as fully binding upon such Partner. If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Partners, then the Partners shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Agent" for purposes of
Section 8 and this Section 9.1. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Partners.

         9.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         9.3 FEES AND EXPENSES. (a) Company and the Partners shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Company's and Partner's counsel) that have been incurred or that are in the future incurred by Company or the Partners in connection with:

                  (i) the negotiation, preparation and review of any letter of intent or similar document relating to the purchase of the Purchased Assets;

                  (ii) the investigation and review conducted by Parent, Purchaser and their representatives with respect to the business of Company (and the furnishing of information to Parent, Purchaser and their representatives in connection with such investigation and review);

                  (iii) the negotiation, preparation and review of this Agreement (including the Schedules), all other transactional agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Purchased Assets;

                  (iv) the preparation and submission of any filing or notice required to be made or given in connection with the Purchased Assets, and the obtaining of any consent required to be obtained in connection with the Purchased Assets; and

                  (v) the consummation and performance of this Agreement and the other agreements required to be executed hereunder.

         (b) Subject to the provisions of Section 8 (including the indemnification and other obligations of Company and the Partners thereunder), Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Purchasers or Parent's counsel) that have been incurred or that are in the future incurred by or on behalf of Purchaser and Parent in connection with:

                           (i) the negotiation, preparation and review of any
letter of intent or similar document relating to the Purchased Assets;

                           (ii) the investigation and review conducted by Parent
and Purchaser and its representatives with respect to the business of Company;

                           (iii)the negotiation, preparation and review of this
Agreement, all other transactional agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Purchased Assets; and

                           (iv) the consummation and performance of this
Agreement and the other agreements required to be executed hereunder.

         9.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         9.5 NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Agreement will be in writing (and shall be deemed to have been duly given upon receipt), will reference this Agreement and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by courier, express delivery, hand delivery or facsimile transmission, addressed to the address set forth below. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger or courier being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation
                  if to Parent:                      Media 100 Inc.
                                                     290 Donald Lynch Blvd.
                                                     Marlboro, MA 01752-4748
                                                     Attention:  President
                                                     Facsimile:  508-303-4620

                  with a copy to:           Lucash Gesmer Updegrove LLP
                                                     40 Broad Street
                                                     Boston, Massachusetts 02109
                                                     Attention: Peter M. Moldave
                                                     Facsimile: 617-350-6878

                  if to Purchaser                    Winchester Acquisition Corp
                                                     290 Donald Lynch Blvd.
                                                     Marlboro, MA 01752-4748
                                                     Attention:  President
                                                     Facsimile:  508-303-4620

                  with a copy to:           Lucash Gesmer Updegrove LLP
                                                     40 Broad Street
                                                     Boston, Massachusetts 02109
                                                     Attention: Peter M. Moldave
                                                     Facsimile: 617-350-6878

                  if to the Company:                 Wired, Inc.
                                                     1040-155 Grant Avenue,
                                                     Building 155
                                                     Mountain View, CA 94040
                                                     Attention:  Thomas Burke
                                                     Facsimile: 831-420-0192

                  with a copy to:           Baker & McKenzie
                                                     2 Embarcadero Center,
                                                     24th Floor
                                                     San Francisco, CA 94111
                                                     Attention:  Klaus H.
                                                                 Burmeister
                                                     Facsimile:  415-576-3099

         9.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 4.9, on and at all times after the Closing Date, each Partner shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Partner's possession that relates to the business of the Company, Purchaser or Parent.

         9.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         9.8 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         9.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         9.10 GOVERNING LAW. Unless otherwise indicted to the contrary, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws).

         9.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Partners and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Partnership; the Partners, Parent; Purchaser; the other Indemnitees (subject to Section 8.8); and the respective successors and assigns (if any) of the foregoing. Parent and Purchaser may freely assign any or all of their rights under this Agreement (including its indemnification rights under Section 8), in whole or in part, to any Person controlling, controlled by or under common control with Parent, with written notice to Agent within ten days of such assignment.

         9.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         9.13     WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         9.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         9.16     PARTIES IN INTEREST. Except for the provisions of Sections
1.5 and 8, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         9.17 ENTIRE AGREEMENT. This Agreement, the exhibits hereto and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         9.18     CONSTRUCTION

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first set above.

                                                MEDIA 100 INC.,
                                                a Delaware corporation

                                                By:____________________________
                                                              Name, Title

                                                Winchester Acquisition Corp.,
                                                a Delaware corporation

                                                By:____________________________
                                                              Name, Title

                                                WIRED INCORPORATED,
                                                a California corporation

                                                By:____________________________
                                                    Thomas Burke, President

                                                WIRED G.P,
                                                a California general partnership

                                                By:____________________________
                                                   ________________, Principal

                                                PARTNERS:
                                                _______________________________
                                                Michael Wittingham
                                                _______________________________
                                                Mark Bain
                                                _______________________________
                                                Thomas Burke

                    EXHIBIT A -- PAYMENT FOR PURCHASED ASSETS

                                 FIXED PAYMENTS

---------------------------------- ---------------------------------------- -------------------------------------
              PAYEE                          DATE AND CONDITION                            AMOUNT
---------------------------------- ---------------------------------------- -------------------------------------
             Company                At the later of Closing or                  $250,000
                                         January 3, 2000
---------------------------------- ---------------------------------------- -------------------------------------
           Partnership              At the later of Closing or                $1,250,000
                                         January 3, 2000
---------------------------------- ---------------------------------------- -------------------------------------
           Partnership             First anniversary of Closing               $1,500,000

---------------------------------- ---------------------------------------- -------------------------------------

                                EARN-OUT PAYMENTS

FORMULA

In addition to the foregoing payments, the Purchaser shall make Earn-Out Payments to the Partnership in accordance with the following formula for each Relevant Period, equal to the Target Payment for the Relevant Period multiplied by the sum of

                  (a) 60% multiplied by the ratio of Product Net Sales for the Relevant Period divided by Target Net Sales plus

                  (b) 40% multiplied by the ratio of Product Operating Income for the Relevant Period divided by Target Operating Income;

PROVIDED, that in order for any Earn-Out Payment to be made for a Relevant Period, Product Net Sales must equal or exceed 60% of Target Net Sales and Product Operating Income must equal or exceed 60% of Target Operating Income.

ALLOCATION

The amount of any earn-out payment shall be allocated among the Partners as follows:


--------------------------------------- ----------------------------------------
                      RECIPIENT                           % OF ANY PAYMENT

--------------------------------------- ----------------------------------------
Mark Bain                                                        35

--------------------------------------- ----------------------------------------
Michael Wittingham                                               35

--------------------------------------- ----------------------------------------
Thomas Burke                                                     30

--------------------------------------- ----------------------------------------

DEFINITIONS.


---------------------------- -------------------------- -------------------------- --------------------------
Relevant Period              Target Payment             Target Net Sales           Target Operating Income

---------------------------- -------------------------- -------------------------- --------------------------
12 month period commencing   $2,500,000                 $7,700,000                 $1,771,000
the first full month
---------------------------- -------------------------- -------------------------- --------------------------

---------------------------- -------------------------- -------------------------- --------------------------
following the
Closing

---------------------------- -------------------------- -------------------------- --------------------------
12 month period commencing   $2,800,000                 $11,000,000                $2,530,000
one year following the
first full month
following the Closing
---------------------------- -------------------------- -------------------------- --------------------------

"Product" means products sold (or formerly sold prior to acquisition of the Company) by the Company.

"Product Business Unit" means the business unit of the Parent responsible for the development and sales of the Product, which will initially be the Purchaser but which may changed by the Parent in accordance with its requirements.

"Product Net Sales" means gross sales to resellers, distributors, OEMs, or customers of Product by the Company, minus discounts and returns.

"Product Gross Margin" means Product Net Sales minus direct material costs, direct labor costs, and direct manufacturing overhead.

"Product Operating Income" means Product Gross Margin minus direct engineering expenses, direct sales and marketing expenses, and 1% of COGS (as an overhead expense allocation). The overhead expense allocation will cover services for accounting, credit and collections, human resources and information technology.

PREPARATION OF FINANCIAL STATEMENTS

Within 90 days of the end of each Relevant Period, Parent shall provide the Agent with a report setting forth the calculation of the Earn-Out Payment, with the components comprising "Product Net Sales", "Product Gross Margin" and "Product Operating Income" determined in accordance with generally accepted accounting principles consistent with the Parent's financial statements, and shall make the appropriate payment to the former shareholders of the Company for such Relevant Period as so shown as being owed in such report. In the event that the Agent disputes any information contained in such report or the calculation of any Earn-Out Payment, an independent certified public accountant not otherwise engaged by Parent or Purchaser will review the disputed report and make a recommendation regarding changes, if any, to the report which recommendation shall be binding on all parties.

ADJUSTMENTS AND PRO-FORMA FINANCIAL RESULTS

If before the expiration of the Earn-out Period, Parent or Purchaser:

         1. sells substantially all of the business comprised of the Purchased Assets to an unaffiliated third party; or
         2. withdraws any revenue or income-producing Product from the market (other than as a result of demonstrable lack of sales or profitability, or technical or other defects in the Product); or
         3. terminates any significant pre-Closing distributor or OEM of the Company (other than for cause, including breach of the applicable distribution agreement by the distributor or OEM); or
         4. acquires any MPEG business which competes with the business of the Companies as conducted on the date of this Agreement, unless such acquisition is consented to by the Agent, such consent not to be unreasonably withheld or
         5. acquires any DVD authoring business which acquisition would adversely affect the business relationship with Astarte or Sonic, unless such acquisition is consented to by the Agent, such consent not to be unreasonably withheld:

then:

(a) the Product Net Sales for the Relevant Period(s) shall be deemed to be the highest of (1) the actual Product Net Sales; (2) the total Target Net Sales, or (3) the sum of the Product Net Sales for the undisturbed distribution channel plus the Target Net Sales specified in the Business Plan for the disturbed channel multiplied with a quotient, the numerator of which is the Product Net Sales for the undisturbed distribution channel and the denominator of which is the Target Net Sales for the undisturbed distribution channel; and

(b) the Product Net Operating Income for the Relevant Period(s) shall be deemed to be the highest of (1) the actual Product Net Operating Income; (2) the total Target Net Operating Income, or (3) the sum of the Product Net Operating Income for the undisturbed distribution channel plus the Target Operating Income specified in the Business Plan for the disturbed channel multiplied with a quotient, the numerator of which is the Product Net Operating Income for the undisturbed distribution channel and the denominator of which is the Target Net Operating Income for the undisturbed distribution channel.

                        EXHIBIT B -- CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit B):

         ACQUISITION PROPOSAL. "Acquisition Proposal" means any proposal, plan, agreement, understanding or arrangement contemplating (i) any merger, consolidation, reorganization, recapitalization or similar transaction involving the Companies or any of their affiliates, (ii) any transfer or issuance of any capital stock or other securities of the Companies or any of their affiliates,
(iii) any transfer of any material asset of the Companies or any of their affiliates, or (iv) any transaction that may be inconsistent with or that may have a material adverse effect upon any of the transactions contemplated by this Agreement.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

         ASSUMED CONTRACTS. "Assumed Contracts" shall mean those contracts listed on Exhibit F to the Agreement.

         ASSUMED LIABILITIES. "Assumed Liabilities" shall mean the obligations of Companies under the Assumed Contracts, but only to the extent such obligations (i) arise after the Closing Date, (ii) do not arise from or relate to any breach by the Companies of any provision of any of such contracts, (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such contracts, and (iv) are ascertainable in nature solely by reference to the express terms of such contracts; PROVIDED, HOWEVER, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in the Agreement, the "Specified Contractual Liabilities" shall not include, and Parent shall not be required to assume or to perform or discharge:

         (a) any Liability of the Partners or any other Person or Entity, except for the Companies;

         (b) any Liability of the Companies arising out of or relating to the execution, delivery or performance of this Agreement and the other agreements required to be executed hereunder;

         (c) any Liability of Companies arising from or relating to any action taken by Companies, or any failure on the part of Companies to take any action, at any time prior to, on or after the Closing Date;

         (d) any Liability of Companies for the payment of any tax, except as provided in Section 1.4 of the Agreement;

         (e) any Liability of either Company to the Partners, the other Company or any other related party;

         (f) any Liability of Companies to any employee, former employee, or third party contractor under any agreement, oral or written, including but not limited to any Employee Benefit Plan or for severance pay, except as disclosed to the Parent or the Purchaser;

         (g) any Liability under any Contract, if Companies shall not have obtained, prior to the Closing Date, any consent required to be obtained from any person with respect to the assignment or delegation to Parent of any rights or obligations under such Contract;

         (h) any Liability that is inconsistent with or constitutes an inaccuracy in, or that arises or exists by virtue of any breach of, (i) any representation or warranty made by the Partners or Companies in this Agreement or any of the agreements required to be executed under this Agreement, or (ii) any covenant or obligation of the Partners or Companies contained in this Agreement or any of the agreements required to be executed under this Agreement;

         (i) any Liability that arises from or is related to the Excluded Assets set forth in Exhibit E of the Agreement;

         (j) any Liability that arises from or is related to the transaction costs referred to in Section 9.3(a) of the Agreement; or

         (k) any other Liability of Companies or of the Partners that is not referred to specifically in "Assumed Liabilities."

         CHARTER.  "Charter" means the Articles of Organization of the Company.

         CODE.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Companies is a party; (b) by which the Companies or any of their assets is or may become bound or under which the Companies have, or may become subject to, any obligation; or (c) under which the Companies has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Companies or otherwise used by the Companies.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         CORPORATION ASSETS. "Corporation Assets" means those Purchased Assets not owned by the Partnership.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Companies.

         EMPLOYEE BENEFIT Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended,

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         EXCLUDED ASSETS. "Excluded Assets" shall mean the assets identified on Exhibit E (to the extent owned by Companies on the date of execution and delivery of this Agreement).

         GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Purchaser);
(c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the shareholders shall not be deemed to be "Indemnitees."

         INTELLECTUAL PROPERTY. "Intellectual Property" shall mean any intellectual, proprietary, and industrial property rights, including but not limited to (i) all trademarks (whether registered or unregistered), trademark applications, tradenames, fictitious business names, service marks, and corporate name, (ii) all copyrights (whether registered or unregistered), copyright applications, moral rights and design rights, (iii) all patentable ideas, invention disclosures, patents, and patent applications, (iv) all source code, inventions, discoveries, technology, know-how and trade secrets, (v) all computer programs, content, and other computer software, (vi) all licenses related to the foregoing or otherwise necessary to utilize or exploit the Purchased Assets without future royalty or similar obligations, except as provided herein, and (vii) all drawings, schematics, records, licenses, and confidential or proprietary information related to any of the foregoing (collectively, "Intellectual Property").

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Companies if such violation or other matter would have a material adverse effect on the Companys' business, condition, assets, liabilities, operations, financial performance or prospects, or on the ownership of enjoyment by the Purchaser of the Purchased Assets.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         PARTNERSHIP ASSETS. "Partnership Assets" means those Purchased Assets not owned by the Corporation.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         PURCHASED ASSETS. "Purchased Assets" shall have the meaning set forth in Exhibit E to this Agreement.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                          EXHIBIT C -- PURCHASED ASSETS

         "Purchased Assets" shall mean and include all of the properties, rights, interest and other tangible and intangible assets of Companies (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), and those properties, rights, interest and other tangible and intangible assets of the Selling Partners (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles) which are used in the conduct of the business of the Companies (including without limitation those assets listed on Exhibit D), except for those assets listed on Exhibit E (the "Excluded Assets") and shall include, without limitation, the following:

         (a) tangible personal property (such as computers, equipment, inventories, manufactured and purchased parts, goods in progress and finished goods);

         (b) all fixed assets, leaseholds, and improvements;

         (c) all intangible assets (rights (but not duties or obligations) under contracts, customer lists, supplier lists, trade secrets, software, procedures and any other items required by Parent to continue Company's operations);

         (d) all right, title and interest in and to the Wired software application and all property and rights to develop, sell and market the Wired software application;

         (e) all Intellectual Property of the Companies (and Partners to the extent there is any relation of such property to the business or properties of Company);

         (f) all cash, cash equivalents, bank accounts and other receivables;

         (g) all investments or securities held by Company;

         (h) all books, records, files and data of Company, including accounting, financial, customer and engineering records and reports;

         (i) all claims and causes of action of Company against other Persons (regardless of whether or not such claims and causes of action have been asserted by Company), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Company (regardless of whether such rights are currently exercisable);

         (j) all advertising and promotional materials of Company;

         (k) all goodwill of Company; and

         (l) all prepaid assets, including software licenses and maintenance fees.

                   EXHIBIT D -- LIST OF SELLING PARTNER ASSETS

                      EXHIBIT E -- LIST OF EXCLUDED ASSETS

                     EXHIBIT F -- LIST OF ASSUMED CONTRACTS

                        EXHIBIT G -- FORM OF BILL OF SALE

                                  BILL OF SALE

         BILL OF SALE dated as of December , 1999, by [Wired Incorporated, a California corporation][Wired GP, a California general Partnership] ("Seller"), to Winchester Acquisition Corp. (the "Company").

                              W I T N E S S E T H :

         WHEREAS, Seller and Company are parties to the Asset Purchase Agreement (this "Agreement") dated as of December , 1999 providing for, among other things, the transfer and sale to Company of all assets of Seller (the "Transferred Assets"), all as more fully described in the Agreement, for consideration in the amount and upon the terms and subject to the conditions provided in the Agreement; and

         NOW, THEREFORE, in consideration of the premises and of other valuable consideration to Seller tendered by Company, at or before the execution and delivery hereof, the receipt and sufficiency of which by Seller is hereby acknowledged, Seller by this Bill of Sale does convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Company, its successors and assigns forever, all of Seller's right, title and interest in the Transferred Assets. The assets so conveyed, granted, bargained, sold, transferred, set over, assigned, alienated, remised, released, delivered and confirmed hereby, are, without limiting the generality of the foregoing, more particularly described as follows

                  (a) all rights and interests of Seller in, to and under all contracts, commitments, agreements, options and other arrangements of every kind and description including, without limitation, all supply contracts, purchase contracts, service contracts, employment contracts and retirement plans;

                  (b) if and to the extent that the same have not been transferred effectively by separate instruments of assignment, all rights and interests of Seller in and to all motor vehicles or other separately titled personal property;

                  (c) if and to the extent that the same have not been transferred effectively by separate instruments of assignment, all rights and interests of Seller in, to and under all domestic or foreign patents, patent applications, trademarks, trademark registrations and applications therefor, all domestic or foreign trade names, labels and other trade rights;

                  (d) all books, records and other data relating to Seller's assets, business and operations;

                  (e) all intangible assets of Seller presently used in its business, including customer lists, trade secrets and similar information generally described as "know-how" with respect to the patents and patent applications aforesaid;

                  (f) all research, engineering, marketing and other data relating to any assets, businesses or operations of Seller and each subsidiary of Seller;

                  (g) all rights, claims, and causes of action of Seller arising after the date hereof against any officer, former officer, employee, former employee or other person arising out of the disclosure or use, or threatened disclosure or threatened use, of any proprietary information relating to the assets being sold to Seller or its business, including, without limitation, any invention, process, method, formula treatment, discovery or improvement or application thereof, or other know-how, or compilation of information, list of customers or suppliers, document or record with respect thereto or contained therein; and

                  (h) all other property in which Seller has any interest whatsoever, real, personal or mixed, whether tangible or intangible, of every kind and description and wherever situated, including without limitation, contingent and unknown interests, claims, rights and properties, whether or not specifically mentioned or described herein and whatever may be the nature or location of said assets, properties or business.

         Capitalized terms not otherwise defined herein have the meanings assigned such terms in the Agreement.

         TO HAVE AND TO HOLD all of the foregoing business, contracts, rights, privileges, properties, and assets unto Company, its successors and assigns to its and their own use forever.

         1. POWER OF ATTORNEY WITH RESPECT TO TRANSFERRED ASSETS. Seller hereby constitutes and appoints Company, its successors and assigns, Seller's true and lawful attorney and attorneys, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of Company, its successors and assigns, to demand and receive any and all of the Transferred Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller's name, or otherwise, for the benefit of Company, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Company, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Transferred Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relating to the Transferred Assets which Company, its successors or assigns shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason whatsoever.

         2. EFFECT OF POSSIBLE BREACH. Notwithstanding any of the provisions of the foregoing, this instrument shall not constitute an assignment to Company of any claim (including but not limited to claims for refunds of taxes), contract, license, lease, commitment, sales order or purchase order if an attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way impair the rights of Seller thereunder; provided this provisions shall not relieve Seller of any obligations under the Agreement or under Section 3 below.

         3. FURTHER ASSURANCES. Seller hereby covenants that, from time to time after the delivery of this instrument, at Company's request and without further consideration, Seller will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Company, and to put Company in possession of, any of the Transferred Assets.

         4. NO THIRD PARTY RIGHTS. SUCCESSORS. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Company and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Company and its successors and assigns.

         IN WITNESS WHEREOF, Seller and Company have duly executed this instrument as of the day and year first above written.

                                      [WIRED INCORPORATED][WIRED GP]

                                      By
                                        ---------------------------------
                                      Name:
                                      Title:

                                      WINCHESTER ACQUISITION CORP.

                                      By
                                        ---------------------------------
                                      Name:
                                      Title:

          EXHIBIT H -- FORM OF INSTRUMENT OF ASSUMPTION OF LIABILITIES

                     INSTRUMENT OF ASSUMPTION OF LIABILITIES

         Instrument of Assumption of Liabilities made as of ____________, by Winchester Acquisition Corp., a Delaware corporation ("Purchaser"), in favor of [Wired Incorporated, a California corporation][Wired GP, a California general Partnership] (the "Company")

         Purchaser and Company are parties to an Asset Purchase Agreement (this "Agreement") dated as of December , 1999 providing for, among other things, the transfer and sale to Purchaser of all assets of Company, all as more fully described in the Agreement, for consideration in the amount and upon the terms and subject to the conditions provided in the Agreement.

         Pursuant to the Agreement, and in partial consideration of the sale, pursuant to the Agreement, by the Company to Purchaser of all of the Company's properties, assets, rights, goodwill and business as a going concern, Purchaser, pursuant to Section 1 of the Agreement, hereby assumes the following Assumed Liabilities (as such term is defined in the Agreement):

                              [List of liabilities]

         The assumption by Purchaser of the foregoing liabilities and obligations of the Company shall not be construed to defeat, impair or limit in any way any rights or remedies of Purchaser to contest or dispute the validity or amount thereof, provided that Purchaser will indemnify and hold harmless the Company from any liability which Purchaser causes to be contested or disputed.

         Except as specifically set forth in this Instrument of Assumption of Liabilities, Purchaser shall not assume nor agree to pay, perform or discharge, and Company shall solely retain and be responsible for paying and discharging, all liabilities or obligations of Company, whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise, including without limitation any obligation of the Company to pay to the shareholders of the Company any dividend or other distribution in respect of each share of common stock of the Company.

         For the consideration aforesaid, Purchaser, for itself and its successors and assigns, has covenanted, and by this Instrument of Assumption of Liabilities does covenant, with the Company, its successors and assigns, that Purchaser and its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments which the Company may reasonably request in order to more fully effectuate the assumption of liabilities provided for in this Instrument.

         IN WITNESS WHEREOF, this Instrument of Assumption of Liabilities has been duly executed and delivered by the duly authorized officers of Purchaser.

                                      WINCHESTER ACQUISITION CORP.

                                      By
                                        ---------------------------------
                                      Name:
                                      Title:

               EXHIBIT I-1 -- FORM OF PROPRIETARY RIGHTS AGREEMENT

                EXHIBIT I-2 -- FORM OF NON-COMPETITION AGREEMENT

                       EXHIBIT J -- FORM OF OPINION LETTER

                                       56